Exhibit 10.5

Amendment to Xplore Technologies Corp. 2009 Stock Incentive Plan

This Amendment to the Xplore Technologies Corp. 2009 Stock Incentive Plan is effective as of July 3, 2018.

WHEREAS, the Board has determined to increase the number of shares of common stock relating to awards under the Company’s 2009 Stock Incentive Plan (the “Plan”) that any single participant may receive in any calendar year from Five Hundred Thousand (500,000) to Seven Hundred Fifty Thousand (750,000).

NOW, THEREFORE, the Plan shall be amended as follows:

1. Pursuant to Section 18(b) of the Plan, Section 5(b) of the Plan is hereby amended to increase the number of shares of common stock relating to Awards (as defined in the Plan) that any single participant may receive in any calendar year from Five Hundred Thousand (500,000) to Seven Hundred Fifty Thousand (750,000).

2. Except as amended hereby, the terms and conditions of the Plan shall remain in full force and effect.

XPLORE TECHNOLOGIES CORP.
By: /s/ Tom Wilkinson Name: Tom Wilkinson Title: Chief Executive Officer